UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

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|X|   Definitive Proxy Statement
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|_|   Soliciting Material Pursuant to ss.240.14a-12

                            MEXCO ENERGY CORPORATION
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                            MEXCO ENERGY CORPORATION
                          214 W. Texas Ave., Suite 1101
                              Midland, Texas 79701
                                 (432) 682-1119

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          To be held September 13, 2005

TO THE STOCKHOLDERS:

      Notice is hereby given that the Annual Meeting of the Stockholders of MEXCO ENERGY CORPORATION ("the Company") will be held at The Petroleum Club of Midland, 501 West Wall, Midland, Texas 79701, at 2:00 p.m. on September 13, 2005, for the following purposes:

      1.    Electing Directors of the Company.

      2. Considering and voting upon a proposal to appoint Grant Thornton LLP as independent registered public accountants of the Company for the fiscal year ending March 31, 2006.

      3. Considering all other matters as may properly come before the meeting.

      The Board of Directors has fixed the close of business on July 18, 2005, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and at any adjournment or adjournments thereof.

      DATED this 12th day of July 2005.

                                             BY ORDER OF THE BOARD OF DIRECTORS

                                             DONNA GAIL YANKO, SECRETARY

                                    IMPORTANT

Whether or not you expect to attend the meeting, you are urged to execute the accompanying proxy card, which requires no postage, and return it promptly. Any stockholder granting a proxy may revoke same at any time prior to its exercise. Also, whether or not you grant a proxy, you may vote in person if you attend the meeting.

                            MEXCO ENERGY CORPORATION
                          214 W. Texas Ave., Suite 1101
                              Midland, Texas 79701

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                     To Be Held Tuesday, September 13, 2005

                              SOLICITATION OF PROXY

      The accompanying proxy is solicited on behalf of the Board of Directors of Mexco Energy Corporation (the "Company") for use at the Annual Meeting of Stockholders of the Company to be held on Tuesday, September 13, 2005, and at any adjournment or adjournments thereof. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegraph by officers, directors and other employees of the Company, who will not receive additional compensation for such services. The Company may also request brokerage houses, nominees, custodians and fiduciaries to forward the soliciting material to the beneficial owners of stock held of record and will reimburse such persons for forwarding such material. The Company will bear the cost of this solicitation of proxies. Such costs are expected to be nominal. Proxy solicitation will commence with the mailing of this Proxy Statement on or about July 20, 2005.

      Any stockholder giving a proxy has the power to revoke the same at any time prior to its exercise by executing a subsequent proxy or by written notice to the Secretary of the Company or by attending the meeting and withdrawing the proxy.

                               PURPOSE OF MEETING

      As stated in the Notice of Annual Meeting of Stockholders accompanying this Proxy Statement, the business to be conducted and the matters to be considered and acted upon at the annual meeting are as follows:

      1.    Electing Directors of the Company;

      2. Considering and voting upon a proposal to appoint Grant Thornton LLP as independent certified public accountants of the Company for the fiscal year ending March 31, 2006; and

      3. Considering all other matters as may properly come before the meeting.

                                  VOTING RIGHTS

      The voting securities of the Company consist solely of common stock, par value $0.50 per share ("Common Stock").

      The record date for stockholders entitled to notice of and to vote at the meeting is the close of business on July 18, 2005, at which time the Company had outstanding and entitled to vote at the meeting 1,733,041 shares of Common Stock. Stockholders are entitled to one vote, in person or by proxy, for each share of Common Stock held in their name on the record date.

      Stockholders representing a majority of the Common Stock outstanding and entitled to vote must be present or represented by proxy to constitute a quorum.

      The election of directors will require the affirmative vote of a majority of the Common Stock present or represented by proxy at the meeting and entitled to vote thereon. Cumulative voting for directors is not authorized.

      Abstentions and broker non-votes (shares held by brokers or nominees as to which they have no discretionary power to vote on a particular matter and have received no instructions from the beneficial owners of such shares or persons entitled to vote on the matter) will be counted for the purpose of determining whether a quorum is present. Abstentions are counted in tabulations of votes cast on proposals submitted to stockholders to determine the total number of votes cast. Abstentions are not counted as votes for or against any such proposal. Broker non-votes are not counted as votes cast for purposes of determining whether a proposal has been approved and will have no effect on the vote for any matter properly introduced at the Annual Meeting.

      If the enclosed Proxy is properly executed and returned prior to the Annual Meeting, the shares represented thereby will be voted as specified therein. IF A SHAREHOLDER DOES NOT SPECIFY OTHERWISE ON THE RETURNED PROXY, THE SHARES REPRESENTED BY THE SHAREHOLDER'S PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED BELOW UNDER "ELECTION OF DIRECTORS", FOR THE APPOINTMENT OF GRANT THORNTON LLP AND ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF.

                              ELECTION OF DIRECTORS

      At the Annual Meeting to be held on September 13, 2005, seven persons are to be elected to serve on the Board of Directors for a term of one year and until their successors are duly elected and qualified. All of the current Directors have announced that they are available for election to the Board of Directors. The Company's nominees for the seven directorships are:

            Thomas R. Craddick                          Jeffry A. Smith
            Thomas Graham, Jr.                          Nicholas C. Taylor
            Arden R. Grover                             Donna Gail Yanko
            Jack D. Ladd

      For information about each nominee, see "Directors and Executive
Officers."

                        DIRECTORS AND EXECUTIVE OFFICERS

      The Board of Directors currently consists of four persons who are employees of the Company and three persons who are not employees of the Company (i.e., outside directors). Since over 50% of the voting power of the Company is held by an individual, pursuant to Section 121 of the American Stock Exchange rules the Company has elected to utilize the exception to the American Stock Exchange requirement in Section 802 that at least a majority of the directors on the Board of Directors of each listed Company consist of independent directors as defined in Section 121A of said rules.

      Set forth below are the names, ages and positions of the Company's Directors and executive officers as of July 12, 2005. The Board of Directors has determined that each of these three outside directors, namely Messrs. Ladd, Grover and Smith are independent in accordance with American Stock Exchange rules and under the Exchange Act.

                                                                         Director of the
       Name             Age     Position with the Company                 Company Since
       ----             ---     -------------------------                 -------------
Thomas R. Craddick       61     Director                                       1998
Thomas Graham, Jr.       71     Director and  Chairman of the Board            1997
                                Director                                  1990 to 1994
Arden R. Grover          79     Director                                       2001
Jack D. Ladd             55     Director                                       1998
Jeffry A. Smith          58     Director                                       2005
Nicholas C. Taylor       67     President and Director                         1983
Donna Gail Yanko         61     Vice President, Secretary, Director            1990

      The Board of Directors elects executive officers annually. Executive officers hold office until their successors are elected and have qualified.

      Set forth below are descriptions of the principal occupations during at least the past five years of the Company's directors and executive officers.

      THOMAS R. CRADDICK was elected to the Board of Directors of the Company in March 1998. Since 1968 to the present, Mr. Craddick has served as a Representative and in 2003 became Speaker of the House of Representatives of the State of Texas. Throughout his tenure of the past 19 sessions of the Legislature, Representative Craddick has served on various committees and conferences. For more than the past eight years Mr. Craddick has been the sales representative for Mustang Mud, Inc., as well as the owner of Craddick Properties and owner and President of Craddick, Inc., both of which invest in oil and gas properties and real estate.

      THOMAS GRAHAM, JR. was appointed Chairman of the Board of Directors, by the Directors of the Company in July 1997, having served as a director from 1990 through 1994. From July 1994 through July 1997, Mr. Graham served as a United States Ambassador. For nearly fifteen years prior thereto, Mr. Graham served as the General Counsel, United States Arms Control and Disarmament Agency, as well as Acting Director and as Acting Deputy Director of such agency successively, in 1993 and 1994. In these and prior positions he served in a senior position in every arms control negotiation in which the United States participated from 1970
- 1997. He served as a board member and subsequently Vice Chairman of Thorium Power Inc. beginning in 1997. He currently serves as Special Counsel at the law firm of Morgan, Lewis and Bockius in Washington, D.C. He serves as Fellow at the Eisenhower Institute. In addition he is a Board Member of the United States Industry Coalition (helping U.S. business in Russia), Chairman of the Bi-partisan Security Group (working with the U.S. Congress) and adjunct professor at Stanford University and the University of Washington (Seattle). He is the author of "Disarmament Sketches", University of Washington Press, 2002 and "Common Sense on Weapons of Mass Destruction", University of Washington Press, 2004 and co-author of "Cornerstone of Security", University of Washington Press, 2003.

      ARDEN R. GROVER* was elected to the Board of Directors of the Company in September 2001. Mr. Grover has been an independent oil and gas producer for more than 40 years and managing partner of Grover Family L.P., an oil and gas producing company. He is a Director of Glencoe Resources Ltd., Calgary, Alberta, Canada and Momentum Energy, LLC, Midland, Texas. He is an advisory Director of Caithness Resources Inc., a geothermal energy company, New York City and Clear Lake National Bank, San Antonio. Mr. Grover is also a past President of the Permian Basin Petroleum Association.

      JACK D. LADD* was elected to the Board of Directors of the Company in March 1998. In September 2004 Mr. Ladd was appointed Director of the John Ben Shepherd Leadership Institute of the University of Texas. Previously for 25 years, Mr. Ladd was a shareholder of the law firm of Stubbeman, McRae, Sealy, Laughlin & Browder, Inc., Midland, Texas. Mr. Ladd was a partner in various real estate partnerships and is an arbitrator for the National Association of Securities Dealers, and a mediator certified by the Attorney Mediation Institute. Mr. Ladd also serves as director for Map Resources, Inc., a company that invests in oil and gas minerals and royalties. In 2002, Mr. Ladd was appointed by the Governor of Texas as a member of the State Securities Board to serve a six year term and in 2004 to serve as Chairman thereof, and in 2003, the Select Committee on Education of the State of Texas.

      JEFFRY A. SMITH* was appointed to the Board of Directors of the Company in March 2005, to succeed William G. Duncan who resigned due to increased business and personal commitments all unrelated to the Company. For the past approximately 7 years, Mr. Smith has been a geological consultant for several major and independent oil companies. Previously, he had served as Vice President of Exploration for two independent oil companies. He served as an exploration geologist for Mobil Oil Corporation, Midwest Oil Corporation and Burma Oil and Gas Corporation in the early years of his career. Mr. Smith is a certified geologist of the Texas Board of Professional Geoscientists. He is a member of AAPG, PBS-SEPM and Sipes and his publications include: "Development in West Texas and Eastern New Mexico in 1975: AAPG Bull, V. 60, No. 8" and "Introductory Paper to 1977 Gas Field Symposium - WTGS Publisher".

      NICHOLAS C. TAYLOR was elected President, Treasurer and Director of the Company in April 1983 and continues to serve as President and Director on a part time basis, as required. Mr. Taylor served as Treasurer until March 1999. From July 1993 to the present, Mr. Taylor has been involved in the independent practice of law and other business activities including independent oil and gas exploration and production. For more than the prior 19 years, he was a director and shareholder of the law firm of Stubbeman, McRae, Sealy, Laughlin & Browder, Inc., Midland, Texas, and a partner of the predecessor firm. In 1995, he was appointed by the Governor of Texas to the State Securities Board through January 2001. In addition to serving as chairman for four years, he continued to serve as a member of such board to 2004.

      DONNA GAIL YANKO served as Vice President part-time and Director of the Company since 1990. She also has served as Corporate Secretary of the Company since 1992 and from 1986 to 1992 as Assistant Secretary of the Company. From 1986 to the present, on a part-time basis, she has assisted the President of the Company in his personal business activities.

      TAMMY L. MCCOMIC joined the Company in 2001, and was elected Chief Financial Officer and Vice President in 2003. Prior thereto, Ms. McComic served the Company as Controller, Treasurer and Assistant Secretary. From 1994 to 2001 Mrs. McComic was Regional Controller and Credit Manager for Transit Mix Concrete & Materials Company, a subsidiary of Trinity Industries, Inc. Ms. McComic is a certified public accountant.

      *Indicates independence has been determined by the Board of Directors in accordance with the American Stock Exchange rules.

                      MEETINGS AND COMMITTEES OF DIRECTORS

During fiscal year ended March 31, 2005, The Board of Directors held five meetings. All of the Directors attended these meetings, except that two members of the Board of Directors were absent from two meetings.

      Audit Committee. The Audit Committee is a standing committee of the Board of Directors and currently consists of Messrs. Ladd, Grover and Smith, all of whom are non-employee directors and "independent", as defined in Section 121 A of the American Stock Exchange rules and the Exchange Act. The Board of Directors has determined that Mr. Ladd, who currently serves as the Chairman of the Audit Committee, is an "audit committee financial expert" (as that term is defined under the applicable SEC rules and regulations) based on the Board's qualitative assessment of Mr. Ladd's level of knowledge, experience and formal education. The functions of the Committee are to determine whether management has established internal controls which are sound, adequate and working effectively; to ascertain whether Company assets are verified and safeguarded; to review and approve external audits; to review audit fees and the appointment of the Company's independent public accountants; and to review non-audit services provided by the independent public accountants. The Audit Committee held three meetings during fiscal year ended March 31, 2005. All members of the Audit Committee attended these meetings, except that Mr. Duncan was absent from one meeting. The Audit Committee operates under a written charter adopted and approved by the Board of Directors in fiscal 2004, a copy of which may be accessed on the internet at www.sec.gov. The report of the Audit Committee for fiscal year 2005 is included in this proxy statement below.

      Compensation Committee. The Compensation Committee currently consists of Messrs. Grover, Chairman, Ladd, and Smith, all of whom are non-employee directors and "independent" as defined in Section 121 A of the American Stock Exchange rules and the Exchange Act. The primary function of the Compensation Committee is to determine compensation for the officers of the Company that is competitive and enables the Company to motivate and retain the talent needed to lead and grow the Company's business. The Compensation Committee held one meeting after the fiscal year ended March 31, 2005. All members of the Compensation Committee attended such meetings. The report of the Compensation Committee for fiscal year 2005 is included in this proxy statement below.

      The Compensation Committee currently operates under a written charter adopted and approved by the Board of Directors as of June 15, 2005, a copy of which is attached hereto as Exhibit A.

      Nominating Committee. The Nominating Committee currently consists of Messrs. Grover, Chairman, Ladd and Smith, all of whom are non-employee directors and "independent" as defined in Section 121 A of the American Stock Exchange rules and the Exchange Act. The Nominating Committee held one meeting after the fiscal year ended March 31, 2005, at which all members of the Nominating Committee were present. The primary function of the Nominating Committee is to determine the slate of Director nominees for election to the Company's Board of Directors. The Nominating Committee considers candidates recommended by security holders, directors, officers and outside sources and considers criteria such as business experience, ethical standards and personal qualifications in evaluating all such nominees. Stockholders who wish to have their nominees for election to the Board of Directors considered by the Nominating Committee may submit such nomination to the Secretary of the Company for receipt not less than 80 days prior to the date of the next Annual Meeting of stockholders and include (i) the name and address of the stockholder making the nomination, (ii) information regarding such nominee as would be required to be included in the proxy statement, (iii) a representation of the stockholder, and the stockholder's intent to appear in person or by proxy at the meeting to propose such nomination, and (iv) the written consent of the nominee to serve as a director if so elected.

      The Nominating Committee currently operates under a written charter adopted and approved by the Board of Directors as of June 15, 2005, a copy of which is attached hereto as Exhibit B.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

To the Stockholders of Mexco Energy Corporation:

      The Company's Compensation Committee makes recommendations regarding compensation of the Company's executive officers, including the CEO, subject to approval of the entire Board of Directors.

      Compensation for executive officers is based on the principle that compensation must be competitive to enable the Company to motivate and retain the talent needed to lead and grow the Company's business, and to provide rewards which are closely linked to the Company and individual performance.

      Executive compensation for all executive officers, including the CEO, is based on the performance against a combination of financial and non-financial measures. In addition to business results, employees are expected to uphold a commitment to integrity, maximize the development of each individual, and continue to improve the environmental quality of the Company's operations. In upholding these financial and non-financial objectives, executives not only contribute to their own success, but also help ensure that the business, employees, stockholders and communities in which we live and work will prosper.

July 12, 2005                           Compensation Committee

                                        Arden R. Grover
                                        Jack D. Ladd
                                        Jeffry A. Smith

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Compensation Committee was formed as of June 15, 2005 and Messrs. Ladd, Grover and Smith were appointed members thereof. No member of the Compensation Committee is an officer or employee of the Company. None of the Company's executive officers served on the board of directors or the compensation committee of any other entity, for which any officers of such other entity served either on our Board of Directors or the Compensation Committee. The Company's Compensation Committee makes recommendations regarding compensations subject to approval of the entire Board of Directors.

                          REPORT OF THE AUDIT COMMITTEE

To the Stockholders of Mexco Energy Corporation:

      It is the responsibility of the members of the Audit Committee to contribute to the reliability of the Company's Financial Statements. In keeping with this goal, the Board of Directors adopted a written charter to govern the Audit Committee. The Audit Committee is satisfied with the adequacy of the charter based upon its evaluation of the charter during fiscal 2005. The Audit Committee met three times during fiscal 2005. The current members of the Audit Committee are independent directors.

      The Audit Committee has reviewed and discussed the Company's audited financial statements with management. It has also discussed with the independent auditors the matters required to be discussed by Statement on Accounting Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. Additionally, the Audit Committee has received the written disclosures and the letter from the independent accountants at Grant Thornton LLP, as required by Independent Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent accountants that firm's independence from the Company and its management. The Audit Committee has concluded that on-audit services provided by Grant Thornton LLP do not result in conflict in maintaining that firm's independence.

      Audit fees billed to the Company by Grant Thornton LLP for the audit of the Company's annual financial statements and the review of those financial statements included in the Company's quarterly reports on Form 10-Q totaled approximately $60,151 during the Company's 2005 fiscal year and $40,935 during the Company's 2004 fiscal year. There were no fees for audit related services for fiscal year ending March 31, 2005 and $300 for fiscal year ending March 31, 2004. The Company has obtained no other services from Grant Thornton LLP.

      Based on reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the financial statements for fiscal 2005 be included in the Company's Annual Report on Form 10-K.

July 12, 2005                           Audit Committee

                                        Jack D. Ladd
                                        Arden R. Grover
                                        Jeffry A. Smith

                             MANAGEMENT COMPENSATION

      The compensation levels of the Company are believed to be competitive and in line with those of comparable companies and to align the interests of the Company's employees with those of its stockholders through potential stock ownership.

      The following table sets forth information concerning annual and long-term compensation paid or accrued to executive officers for services in all capacities to the Company for the fiscal year ended March 31, 2005.

                           SUMMARY COMPENSATION TABLE

                                                                         Securities         All
      Name and                                                           Underlying        Other
  Principal Position           Year        Salary          Bonus          Options       Compensation
---------------------------    ----       -----------     ----------     ----------     ------------
Nicholas C. Taylor             2005       $      -        $     -            -           $      500
  President & CEO              2004       $      -        $     -            -           $    1,100
                               2003       $      -        $     -            -           $    1,100
Donna Gail Yanko               2005       $    20,400     $    2,500         -           $     -
  Vice President &             2004       $    18,750     $    2,500        5,000        $     -
  Secretary                    2003       $    10,500     $    4,448         -           $     -
Tamala L. McComic              2005       $    85,475*    $   10,000         -           $     -
  Vice President,              2004       $    75,400     $    7,500       20,000        $     -
  Treasurer & Asst Sec.        2003       $    62,400     $    8,896       10,000        $     -
Thomas Graham, Jr.             2005       $    24,000     $     -          30,000        $     -
  Chairman                     2004       $    24,000     $     -            -           $     -
                               2003       $    24,000     $     -            -           $     -
Thomas R. Craddick             2005       $     1,200     $     -            -           $     -
  Director                     2004       $     1,200     $     -            -           $     -
                               2003       $     1,200     $     -          10,000        $     -

      o All other compensation is comprised of director fees. There are no employment agreements or retirement benefit plans. Currently non-employee directors are paid $100 per meeting. The sole compensation received by the President and CEO of the Company for such period consisted of director's fees. Commencing July 1, 2005 directors fees will be paid at the rate of $1,500 per director quarterly.

      * Includes $4,500 in accrued vacation not taken and sold back to the Company.

Employee Incentive Stock Option Plans

      The Company adopted an employee incentive stock plan effective September 14, 2004 supplementing the prior plan adopted September 15, 1997. Under the 1997 plan, 350,000 shares were available for distribution. Awards, granted at the discretion of the compensation committee of the Board, included stock options and restricted stock. Stock options were incentive stock options or non-qualified stock options. The exercise price of each option was not to be less than the market price of the Company's stock on the date of grant. The maximum term of the options is ten years. Restricted stock was to be granted with a condition to attain a specified goal. The purchase price was to be at least $5.00 per share of restricted stock. The awards of restricted stock were to be accepted within sixty days and vest as determined by agreement. Holders of restricted stock were to have all rights of a shareholder of the Company. At March 31, 2005, no restricted stock had been granted under either plan.

      The Mexco Energy Corporation 2004 Incentive Stock Plan is to replace, modify and extend the termination date of the existing stock option plan to September 14, 2009. The Plan provides for the award of stock options up to 325,000 shares of which 125,000 may be the subject of stock grants without restrictions and without payment by the recipient and stock awards of up to 125,000 shares with restrictions including payment for the shares and employment of not less than three years from the date of the award. The terms of the stock options are similar to those of the Company's Stock Option Plan except that the term of the Plan is five years from the date of its adoption.

The following table sets forth certain information with respect to the exercise of options to purchase Common Stock during the fiscal year ended March 31, 2005, and unexercised options held at March 31, 2005 by each of the named executive officers.

                 AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2005
                        AND FISCAL YEAR-END OPTION VALUES

                                                            Number of Securities            Value of Unexercised
                                                        Underlying     Unexercised               In-the-Money
                              Shares                                                              Options at
                             Acquired     Options at           March 31, 2005                  March 31,  2005
                                On          Value      -----------------------------    -----------------------------
                             Exercise     Realized     Exercisable     Unexercisable    Exercisable     Unexercisable
                             --------     --------     -----------     -------------    -----------     -------------
Donna Gail Yanko                 0           $0           41,250           3,750        $    74,750      $     9,750
Tamala L. McComic                0           $0           17,500          22,500        $    70,500      $    73,500
Thomas Graham, Jr.               0           $0           40,000          30,000        $    71,500      $    62,300
Thomas R. Craddick               0           $0           25,000           5,000        $    67,500      $    23,000

(1) The closing price per share on March 31, 2005, was $8.60 as reported by the American Stock Exchange.

      Defined Benefit Plans and Other Arrangements. Long-term incentive compensation for senior executive officers is not included in the Company policy. Accordingly, no awards or payouts have been made. The Company has no retirement or pension plan except for its 1997 and 2004 Incentive Stock Plans. These plans are described above.

                     OPTION GRANTS IN LAST FISCAL YEAR TABLE

                           Number of         Grants
                           Securities     Percentage of                                              After 10 Years
                           Underlying     Total Options       Exercise                         Stock Price Appreciation
                             Options        Granted to         Price       Expiration        ----------------------------
                           Granted (1)      Employees       (per Share)        Date          5% per Year     10% per year
                           -----------    -------------     -----------   -------------      -----------     ------------
Thomas Graham, Jr.            20,000          66.67%          $  6.70      07/02/2014         $  84,272        $213,561
Thomas Graham, Jr.            10,000          33.33%          $  6.17      09/14/2009         $  38,803        $ 98,334

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      In March 2004, the Company with a team of Russian and U.S. experts began a preliminary study for exploration and development of oil and natural gas reserves in Russia. In connection therewith the Company organized OBTX, LLC, a Delaware limited liability company, in which Mexco owns a 90% interest with the remaining 10% interest split equally among three individuals, one of whom is Arden Grover, a director of the Company. OBTX, LLC, plans to participate in any Russian ventures entered into and own a 50% interest. Mr. Grover serves as a member of the board of directors of both OBTX, LLC and its 50% owned Russian subsidiary GazTex, LLC. Since inception of this venture Mr. Grover has invested $13,226 as his share of 3 1/2% ownership of OBTX, LLC.

                                PERFORMANCE GRAPH

      The following graph shows how an initial investment of $100 in the Company's Common Stock would have compared to an equal investment in the S&P 500 Index or in an index of Peer Group Competitors over a five-year period beginning March 31, 2000 and ending March 31, 2005. The selected Peer Group consists of several larger independent oil and gas producers: Noble Affiliates, Inc., Pogo Producing Company, Anadarko Petroleum Corporation, Apache Corporation, and Parallel Petroleum Corporation. This group of companies is used by the Company for certain comparisons.

                                  [LINE GRAPH]

[The line graph depicted in the printed material is represented by the table on the following page.]

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
               AMONG MEXCO ENERGY CORPORATION, THE S & P 500 INDEX
                                AND A PEER GROUP

                          2000      2001      2002      2003      2004      2005
                          ----      ----      ----      ----      ----      ----
MEXCO ..............      $100      $ 92      $ 86      $106      $129      $159
S&P 500 ............      $100      $ 77      $ 77      $ 57      $ 75      $ 79
PEER GROUP .........      $100      $128      $124      $122      $127      $173

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock, as of July 12, 2005, by each of the Company's Directors, by each of the Named Officers, by all executive officers and Directors of the Company as a group, and by each person known to the Company to be the beneficial owner of more than 5% of any class of the Company's outstanding Common Stock.

                                                          Number of Shares          Percent
                                                           of Common Stock             of
                                                        Beneficially Owned (1)       Class
                                                        ----------------------       -----
BENEFICIAL OWNERS OF MORE THAN 5% OF COMMON STOCK
Howard E. Cox, Jr., Box 2217, 800 Winter St., #300,
Waltham, MA  02451                                            213,400                12.31

SECURITY OWNERSHIP OF MANAGEMENT
Thomas R. Craddick                                             33,000                 1.87
Tamala L. McComic                                              29,380                 1.67
Thomas Graham, Jr.                                            130,000 (3)             7.31
Arden R. Grover (4)                                            27,500                 1.58
Jack D. Ladd (4)                                               24,675                 1.41
Jeffry A. Smith (4)                                             5,800                 0.33
Nicholas C. Taylor                                            888,811                50.99
Donna Gail Yanko                                               74,112 (2)             4.13
Officers and directors as a group
  (8 persons)                                               1,213,278                62.60
---------------

(1) Included in the number of shares of Common Stock Beneficially Owned are shares that such persons have the right to acquire within 60 days of July 12, 2005, pursuant to options to purchase such Common Stock (Mr. Craddick, 27,500; Ms. McComic, 27,500; Mr. Smith, 2,500; Mr. Graham, 45,000; Mr.
      Grover, 7,500; Mr. Ladd, 22,500; Mr. Taylor, 10,000 and Ms. Yanko,
      42,500).

(2) Of these shares, Ms. Yanko's spouse owns 944 shares and the right to acquire 20,000 shares pursuant to options to purchase such Common Stock.

(3)   Of these shares, Mr. Graham's spouse owns 7,000 shares.

(4)   Denotes a non-employee Director.

                      REPORTING OF SECURITIES TRANSACTIONS

      Ownership of and transactions in the Company's stock by executive officers and directors of the Company are required to be reported to the Securities and Exchange Commission pursuant to Section 16(a) of the Securities and Exchange Act of 1934. All reporting requirements have been filed in a timely manner.

                   FEES TO INDEPENDENT REGISTERED ACCOUNTANTS

      Audit Fees. The aggregate fees billed for the fiscal years 2004 and 2005 for professional services rendered by the principal independent accountant, Grant Thornton LLP, for the audit of the Company's annual financial statements and review of the Company's quarterly reports on Form 10-Q are $40,935 and $60,151, respectively.

      Audit Related Fees. There were no fees billed for each of the last two fiscal years for assurance and related services by the principal independent accountant, Grant Thornton LLP, that are reasonably related to the performance of the audit or review of the Company's financial statements and are not reported under the caption "Audit Fees" above.

      Tax Fees. There were no fees billed for the fiscal years 2004 and 2005 for professional services rendered by the principal independent accountant, Grant Thornton LLP, for tax compliance, tax advice and tax planning.

      All Other Fees. There were no other fees billed in each of the last two fiscal years for products or services provided by the principal independent accountant, Grant Thornton, LLP, other than those reported under the captions "Audit Fees" above.

      The Audit Committee's policy on pre-approval of audit and audit related fees requires the Chairman of the Audit Committee to sign all engagement letters of the principal independent accountant prior to commencement of any audit or audit related services, all of which was performed in connection with the lat two fiscal years of the Company by the principal independent accountants, Grant Thornton, LLP, full-time, permanent employees.

     RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

      The Board of Directors has selected Grant Thornton LLP for appointment as independent registered public accountants for the Company for the fiscal year ending March 31, 2006, subject to ratification by the stockholders. Grant Thornton LLP served as independent registered public accountants for the Company for the fiscal year ended March 31, 2005. A representative of that firm will not be present at the Annual Meeting, but will be available by telephone, and have an opportunity to make a statement if they desire to do so and respond to appropriate questions.

                 STOCKHOLDERS PROPOSALS FOR NEXT ANNUAL MEETING

      The next Annual Meeting of the Company's stockholders is scheduled to be held on September 14, 2006. Appropriate proposals of stockholders intended to be presented at the 2006 Annual Meeting must be received by Ms. Donna Gail Yanko, Secretary, no later than March 14, 2006, in order to be included in the Company's Proxy Statement and form of Proxy relating to such meeting.

      In addition, the Company's policy has established advance notice procedures to shareholders proposals not included in the Company's proxy statement, to be brought before an Annual Meeting. In general, the Secretary of the Company must receive notice of any such proposal not less than 80 days prior to the date of the Annual Meeting at the address of the Company's principal executive offices above. Such notice must include the information which would be required to be included in the proxy statement filed pursuant to the rules of the Securities and Exchange Commission had the proposal been made by the Board of Directors.

                                  OTHER MATTERS

      Management knows of no other business which will be presented at the Annual Meeting other than as explained herein.

      STOCKHOLDERS MAY OBTAIN, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED MARCH 31, 2006, THROUGH THE PUBLIC REGISTER'S ANNUAL REPORT SERVICE AT HTTP://WWW.PRARS.COM. A COPY OF THE REPORT ALSO MAY BE OBTAINED FROM THE INTERNET AT www.sec.gov.

                                        BY ORDER OF THE BOARD OF DIRECTORS
                                        Donna Gail Yanko, Secretary

                                    EXHIBIT A

                            MEXCO ENERGY CORPORATION

                         COMPENSATION COMMITTEE CHARTER

Purpose

      The purpose of the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of Mexco Energy Corporation (the "Company") is (i) to review and approve the compensation of the Company's "Section 16 Officers" (as hereinafter defined), (ii) to oversee and advise the Board on the adoption of policies that govern the Company's compensation programs, (iii) to administer the Company's 1997 Incentive Stock Plan, 2004 Incentive Stock Plan and other equity-based compensation plans, all in accordance with the terms and conditions thereof, and (iv) to produce an annual report on executive compensation for inclusion in the Company's proxy statement, in accordance with the rules and regulations of the Securities Exchange Commission (the "SEC").

Committee Membership

      The Committee shall consist of a number of directors fixed from time to time by the Board but not fewer than two. The members of the Committee shall be appointed annually by the Board in its discretion. The Company's Nominating Committee shall make recommendations to the Board regarding members to serve on the Committee. Committee members may be replaced by the Board between annual appointments in the Board's discretion. The Committee shall consist solely of "independent directors," i.e., those directors who neither are officers or employees of the Company or its subsidiaries nor have a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and who are otherwise "independent" under the rules of the American Stock Exchange. In addition, it is expected that each member of the Committee shall be (i) a "non-employee director" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (ii) an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "code").

Committee Structure and Operations

      The Board shall designate one member of the Committee as its chairperson. In the event of a tie vote on any issue, the chairperson's vote shall decide the issue. The chairperson shall be responsible for scheduling all meetings of the Committee, determining the agenda for each meeting, presiding over meetings of the Committee and coordinating reporting to the Board. In the absence of the chairperson, the majority of the members of the Committee present at a meeting shall appoint a member to preside at the meeting.

      The Committee shall meet in person or telephonically at such times and with such frequency as it determines to be necessary or appropriate, but no less than two times a year. Members of the Committee are expected to use all reasonable efforts to attend each meeting. The Committee may, to the extent consistent with the maintenance of the confidentiality of compensation discussions, invite members of management, legal counsel, compensation consultants or other advisors to attend meetings of the Committee; however, the Company's Chief Executive Officer ("CEO") may not be present during any discussions and deliberations of the Committee regarding the CEO's compensation. The Committee may take action by the unanimous written consent of its members.

Committee Duties and Responsibilities

      The Committee shall:

1. Annually review and approve the Company's general compensation philosophy and oversee the development and implementation of the Company's compensation programs.
2. Review and approve corporate goals and objectives relevant to the compensation of the CEO, evaluate the performance of the CEO in light of those goals and objectives, and have the sole authority to determine the CEO's compensation level based on this evaluation. In determining the long-term incentive component of CEO compensation, the Committee shall consider, among other factors, the Company's performance and relative stockholder return, the value of similar incentive awards to CEOs at comparable companies, and the awards given to the CEO in past years.
3. Review and approve the compensation of all other "officers" of the Company (as defined in Rule 16a-1 promulgated under Section 16 of the Exchange Act; herein called "Section 16 Officers").
4. Make recommendations to the Board with respect to the Company's incentive compensation plans and equity-based compensation plans, including the 1997 Incentive Stock Plan and 2004 Incentive Stock Plan.
5. Administer the Company's 1997 Incentive Stock Plan, 2004 Incentive Stock Plan and any other equity-based compensation plans in accordance with the terms and conditions thereof, discharge any responsibilities imposed on, and exercise all rights and powers granted to, the Committee by any of these plans, and oversee the activities of the individuals and entities responsible for the day-to-day operation and administration of these plans.

6. Approve issuances under, or any material amendment of, any tax qualified, non-discriminatory employee benefit plan or parallel nonqualified plan pursuant to which a director, officer, employee or consultant will acquire stock or options.
7. Approve issuances under, or any material amendment of, any stock option or other similar plan pursuant to which a person not previously an employee or director of the Company, as an inducement material to the individual's entering into employment with the Company, will acquire stock or options.
8. Consult with management to oversee regulatory compliance with respect to compensation matters, including overseeing the Company's policies on structuring compensation programs to preserve tax deductibility, and, as and when required, establishing performance goals and certifying that performance goals have been attained for purposes of Section 162(m) of the Code.
9. Review and approve any employment agreement to be entered into between the Company and any Section 16 Officer.
10. To the extent not provided for in any employment agreement approved by the Committee in accordance with the preceding paragraph, review and approve any severance or similar termination payments proposed to be made to any current or former Section 16 Officer.
11. Prepare and issue the evaluations and reports required under "Committee Reports" below.
12. Review from time to time when and as it deems appropriate the compensation and benefits of non-employee directors, including compensation pursuant to equity-based plans and approve or recommend to the Board for its action, any changes in such compensation or benefits.
13. Perform any other duties or responsibilities expressly delegated to the Committee by the Board from time to time relating to the Company's compensation programs.

The Committee shall produce the following reports and provide them to the Board.

1. An annual report of the Compensation Committee on executive compensation for inclusion in the Company's annual proxy statement in accordance with applicable SEC rules and regulations.
2. An annual performance evaluation of the Committee, which evaluation must compare the performance of the Committee with the requirements of this charter. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Committee or any other member of the Committee designated by the Committee to make this report.
3. A summary of the actions taken at each Committee meeting, which shall be presented to the Board at the next Board meeting. The summary to the Board may take the form of an oral report by the chairperson of the Committee or any other member of the Committee designated by the Committee.

Resources and Authority of the Committee

      The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special counsel, compensation consultants or other experts or consultants, as it deems appropriate, without seeking approval of the Board or management. With respect to any compensation consultants retained to assist in the evaluation of director, CEO or executive officer compensation, this authority shall be vested solely in the Committee.

      As adopted by the Board of Directors as of June 15, 2005.

                                    EXHIBIT B

                            MEXCO ENERGY CORPORATION

                          NOMINATING COMMITTEE CHARTER

Purpose

      The purpose of the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of Mexco Energy Corporation (the "Company") is to (i) identify individuals qualified to become Board members; (ii) recommend to the Board a slate of director nominees to be elected by the stockholders at the next annual meeting of stockholders and, when appropriate, director appointees to take office between annual meetings; and (iii) recommend to the Board membership on standing Board committees.

Committee Membership

      The Committee shall consist of a number of directors fixed from time to time by the Board but not fewer than two. The members of the Committee shall be appointed annually by the Board in its discretion. The Committee shall consist solely of "independent directors," i.e., those directors who neither are officers or employees of the Company or its subsidiaries nor have a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and who are otherwise "independent" under the rules of the American Stock Exchange.

Committee Structure and Operations

      The Board shall designate one member of the Committee as its chairperson. In the event of a tie vote on any issue, the chairperson's vote shall decide the issue. The chairperson shall be responsible for scheduling all meetings of the Committee, determining the agenda for each meeting, presiding over meetings of the Committee and coordinating reporting to the Board. In the absence of the chairperson, the majority of the members of the Committee present at a meeting shall appoint a member to preside at the meeting.

Committee Structure and Operations

      The Board shall designate one member of the Committee as its chairperson. In the event of a tie vote on any issue, the chairperson's vote shall decide the issue. The chairperson shall be responsible for scheduling all meetings of the Committee, determining the agenda for each meeting, presiding over meetings of the Committee and coordinating reporting to the Board. In the absence of the chairperson, the majority of the members of the Committee present at a meeting shall appoint a member to preside at the meeting.

      The Committee shall meet in person or telephonically at such times and with such frequency as it determines to be necessary or appropriate, but no less than one time per year. Members of the Committee are expected to use all reasonable efforts to attend each meeting. The Committee may invite members of management, legal counsel or other advisors to attend meetings of the Committee. The Committee may take action by the unanimous written consent of its members.

Committee Duties and Responsibilities

      The Committee shall:

1. Search for, identify, evaluate the qualifications of and recommend to the Board the slate of qualified director nominees to be elected by the stockholders in connection with each annual meeting, and any directors to be elected by the Board to fill vacancies or newly created directorships between annual meetings. As part of its process, the Committee shall consider and evaluate nominees proposed by stockholders.
2. In assessing the qualifications of prospective nominees to the Board, consider each nominee's personal and professional integrity, experience, skills, ability and willingness to devote the time and effort necessary to be an effective board member, and commitment to acting in the best interests of the Company and its stockholders. The Committee also shall give consideration to the Board's having an appropriate mix of backgrounds and skills, qualifications that the committee believes must be met by prospective nominees to the Board, qualities or skills that the Committee believes are necessary for one or more of the Company's directors to possess and standards for the overall structure and composition of the Company's Board.
3. Recommend committee assignments for directors to the Board as openings occur on committees of the Board, or as rotations of committee assignments are deemed advisable by the Board upon recommendation from the Committee. The Committee shall recommend committee assignments in accordance with the membership requirements specified in the Charter of each committee, and with due consideration given to each committee's annual assessment of its composition, performance and effectiveness and the desires and skills of individual directors.
4. Develop and make recommendations to the Board for approval standards and processes for determining the independence of Board members that meet the rules and requirements of the American Stock Exchange and applicable laws and regulations. In addition, in accordance with such processes and using such standards, the Committee shall conduct a preliminary review of the independence of each Board member and provide its findings and make recommendations to the full Board regarding the independence of each Board member.

5. Report regularly to the Board and recommend to the Board any improvements to this Charter deemed necessary or desirable by the Committee.
6. Fulfill such other duties and responsibilities as are consistent with the purposes of the Committee enumerated in this Charter or as shall be delegated to it by the Board from time to time.

Delegation to Subcommittee

      The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee consisting of one or more members.

Committee Reports

      The Committee shall produce a summary of the actions taken at each Committee meting, which shall be presented to the Board at the next succeeding Board meeting. The summary to the Board may take the form of an oral report by the chairperson of the Committee or any other member of the Committee designated by the Committee.

Resources and Authority of the Committee

      The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special counsel or other experts or consultants, as it deems appropriate, without seeking approval of the Board or management. With respect to consultants or search firms used to identify director candidates, this authority shall be vested solely in the Committee.

      As adopted by the Board of Directors as of June 15, 2005.